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                                                                 EXHIBIT 99.2

         [Letterhead of Credit Suisse First Boston Corporation]



                          December 21, 1999


VIA FEDEX

Board of Directors
Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, CA 94063


                 Consent to Include Fairness Opinion
              IN THE JOINT PROXY/REGISTRATION STATEMENT


Dear Sirs:

We hereby consent to the inclusion of and reference to our opinion, dated November 18, 1999, in the prospectus included in this Registration Statement on Form S-4 (the ""Registration Statement"") of Tumbleweed Communications Corp. , a Delaware corporation (the ""Company"") covering common stock to be issued in connection with the merger of Keyhole Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, with and into Worldtalk Corporation, a Delaware corporation. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the ""Securities Act""), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term ""experts"" as used in the Securities Act or the rules and regulations promulgated thereunder.


Very truly yours,



CREDIT SUISSE FIRST BOSTON CORPORATION




By:  /s/ Ethan Topper
     -----------------------
     Name: Ethan Topper
     Title: Managing Director